July 2, 2007

Dear Fellow Employee:

We are pleased to inform you that today North Pittsburgh Systems has announced plans to merge with Consolidated Communications, creating a stronger communications provider to residential and business customers.  A copy of the press release we issued this morning is attached to this email.

As some of you may already know, Consolidated Communications, the 14th largest local telephone company in the U.S., is an established rural local exchange company that provides voice, data and video services to residential and business customers in Illinois and Texas.  Consolidated offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, dial-up and high-speed Internet access, digital TV, carrier access services, and directory publishing.  The combined entity will have in excess of 300,000 access lines and 73,000 DSL subscribers and will position us to more rapidly deploy our video service offering.

Both North Pittsburgh and Consolidated have a rich history.  Both companies share a common vision for the industry and the growth potential of our companies.  Together, North Pittsburgh and Consolidated will have the features of the largest carriers, while maintaining the proven commitment to excellent service that our customers have come to expect.  We will have a presence in Pennsylvania, Illinois and Texas, positioning us to capitalize on growth and customer service opportunities in the areas we serve.

This strategic combination is about scale, scope and growth.  Consolidated has emphasized the attractiveness of our geographic presence in Western Pennsylvania and the importance of our employees and customer base to the future of the combined company.  For most of North Pittsburgh employees, this transaction will not make a significant difference to your day-to-day life at work.  Overall, we believe that the combined company will be stronger and have a greater capacity to compete.

I realize that you will have many questions and concerns, and we will do our very best to keep you informed in a timely manner.  We are planning a series of employee meetings shortly and will provide those details when arrangements are complete.  Let me assure you that as we move through the integration process and through closing, it will remain “business as usual,” and North Pittsburgh and Consolidated will continue to operate as separate companies.  Additionally, this is an important time for both of our organizations and it is essential that we speak with one voice.  Consequently, should you receive calls or inquiries from the media or other interested parties, please direct them to Pete Gyrich at 724.933.9527.

We want to thank all of you in advance for your diligence, support and continued focus on our customers’ needs.  Our number one priority will, as always, be maintaining customer satisfaction through this transaction and beyond.  The key to the success of our business has – and will continue to be – the energy, talent and dedication of our employees.

Sincerely,

Harry R. Brown
Chief Executive Officer
North Pittsburgh Systems

Prospectus/Proxy Statement
This material is not a substitute for the prospectus/proxy statement Consolidated Communications Holdings, Inc and North Pittsburgh Systems, Inc. will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Consolidated Communications Holdings, Inc. and North Pittsburgh Systems, Inc. with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Consolidated Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, Pennsylvania 15044, Attention: Investor Relations. The final prospectus/proxy statement will be mailed to shareholders of North Pittsburgh Systems, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation
Consolidated Communications Holdings, Inc and North Pittsburgh Systems, Inc., and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated Communications Holdings, Inc. is set forth in the proxy statement for Consolidated Communications Holdings, Inc.’s 2007 annual meeting of shareholders. Information about the directors and executive officers of North Pittsburgh Systems, Inc. is set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.